                                                            EXHIBIT 1(c)



                      ASSOCIATED ESTATES REALTY CORPORATION
                              (an Ohio corporation)


                                MEDIUM-TERM NOTES
                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE



                             DISTRIBUTION AGREEMENT


                                                            March ___, 1997


DEAN WITTER REYNOLDS INC.
Two World Trade Center
New York, New York  10048

ALEX. BROWN & SONS INCORPORATED
135 Baltimore Street
Baltimore, Maryland  21202

FIRST CHICAGO CAPITAL MARKETS, INC.
One First National Plaza
Chicago, Illinois  60670

LEHMAN BROTHERS INC.
3 World Financial Center
New York, New York  10285

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York  10260

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York  10036


Dear Sirs:

     1. INTRODUCTORY. Associated Estates Realty Corporation, an Ohio corporation (the "Company"), confirms its agreement with Dean

Witter Reynolds Inc., Alex. Brown & Sons Incorporated, First Chicago Capital Markets, Inc., Lehman Brothers Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (each, an "Agent," and collectively, the "Agents") with respect to the issue and sale by the Company of its debt securities denominated "Medium-Term Notes Due 9 Months or More from Date of Issue" (the "Notes"). The Notes will be either Senior Notes (the "Senior Notes") or Subordinated Notes (the "Subordinated Notes"). The Senior Notes will be issued under an indenture dated as of March 31, 1995, as amended, supplemented or modified from time to time (the "Senior Indenture"), between the Company and National City Bank, as trustee (the "Senior Trustee"), and the Subordinated Notes will be issued under an indenture dated as of March 31, 1995, as amended, supplemented or modified from time to time (the "Subordinated Indenture"), between the Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as trustee (the "Subordinated Trustee"). The term "Trustee" as used herein shall refer to either the Senior Trustee or the Subordinated Trustee, as appropriate, for Senior Notes or Subordinated Notes. The Senior Indenture and the Subordinated Indenture, each as amended, supplemented or modified from time to time, are each sometimes referred to as the "Indenture." Each series of Senior Notes or Subordinated Notes may vary, as applicable, as to aggregate principal amount, maturity date, interest rate or formula and timing of payments thereof, redemption and/or repayment provisions, and any other variable terms which the Senior Indenture or the Subordinated Indenture, as the case may be, contemplates may be set forth in the Senior Notes and the Subordinated Notes as issued from time to time. The Senior Notes or the Subordinated Notes may be offered either together or separately. As used herein, "Notes" shall mean the Senior Notes or the Subordinated Notes or any combination thereof.

     As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $117,500,000 aggregate initial offering price (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes.

     As used herein, "you" and "your," unless the context otherwise requires, shall mean the parties to whom this Agreement is addressed together with the other parties, if any, identified in the Prospectus (as hereinafter defined) as additional Agents with respect to the Notes.

     2. APPOINTMENT AS AGENT. (a) Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees that Notes will be sold exclusively to or through the Agents. The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Notes.

     (b) The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

     (c) The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 4(a) hereof.

     (d) If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Notes. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) notwithstanding such default, pay to such Agent any commission to which it would otherwise be entitled.

     (e) The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

     3. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to you, as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), as of the date of each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent) (the date of each such delivery to one or more Agents as principal being hereinafter referred to as a "Settlement Date"), and as of any time the Registration Statement (as defined below) or the Prospectus (as defined below) shall be amended or supplemented or there is filed with the Securities and Exchange Commission (the "Commission") any document incorporated by reference into the Prospectus (as defined below) (each of the times referenced above being referred to herein as a "Representation Date"), that:

          (i) A Registration Statement on Form S-3 (No. 333-_____) for the registration of the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "1933 Act Regulations"), have heretofore been delivered to you, have been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations and have been filed with the Commission under the 1933 Act. One or more amendments to such registration, as may have been required and copies of which have heretofore been delivered to you, have been so prepared and filed prior to the execution of this Agreement. Such registration statement (as amended, if applicable) and the registration statements of the Company on Form S-3 (No. 33-89622 and 33-80169), to the extent the applicable Terms Agreement relates to Underwritten Securities registered thereunder, have been declared effective by the Commission and each of the Senior Indenture and the Subordinated Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The registration statement on Form S-3 (No. 333-_____) and the registration statements of the Company on Form S-3 (No. 33-89622 and 33-80169), to the extent the applicable Terms Agreement relates to Underwritten Securities registered thereunder (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit), on the one hand, and the prospectus constituting a part thereof and any prospectus supplement and pricing supplement relating to the offering of Notes, on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such prospectus from and after the time it is first provided to the Agents for such use. If the Company elects to rely on Rule 434 under the 1933 Act Regulations, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Agents by the Company in reliance on Rule 434 under the 1933 Act (the "Rule 434 Prospectus"). If the Company files a registration statement to register a portion of the Securities and relies on Rule 462(b) for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" herein shall be deemed to be to the registration statements referred to above (Nos. 333-_____, 33-89622 and 33-80169) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the 1933 Act. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          (ii) At the time the Registration Statement became effective, and at each time thereafter at which an Annual Report on Form 10-K was filed by the Company with the Commission, the Registration Statement and the Prospectus conformed, and as of each applicable Representation Date will conform, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act. At the time the Registration Statement became effective and at each time thereafter at which an Annual Report on Form 10-K was filed by the Company with the Commission, the Registration Statement did not, and as of the applicable Representation Date, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date hereof does not, and as of each applicable Representation Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Agent, specifically for use in the preparation thereof or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) (the "Statement of Eligibility") of the Senior Trustee and the Subordinated Trustee under the Senior Indenture and the Subordinated Indenture, respectively.

          (iii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or during the period specified in Section 5(e), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement the term "subsidiary" includes the Associated Estates Management Company, Merit Management Corporation, Merit Painting Services Inc., Estates Mortgage Company and Children's Computer Company (the "Service Companies") and any corporation, limited or general partnership, joint venture or other entity through which the Company owns an interest, either directly or indirectly, in a Property (as defined in the Prospectus).

          (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business, and (C) except for regular quarterly dividends on the Company's common shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The consolidated financial statements and supporting schedules of the Company included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified and the consolidated financial statements of Associated Estates Group ("AEG") included in, or incorporated by reference into, the Registration Statement and the Prospectus present fairly the financial position of AEG as of the dates indicated and the results of its operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein. The historical statements of revenues and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenues and those operating expenses included in such statements for the periods specified in conformity with generally accepted accounting principles; the pro forma condensed consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, if any, present fairly the pro forma financial position of the Company and its consolidated subsidiaries as at the dates indicated and the pro forma results of their operations for the periods specified; and the pro forma condensed consolidated financial statements have been derived from information prepared in conformity with generally accepted accounting principles applied on a consistent basis, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

          (vi) Price Waterhouse LLP, who have expressed their opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, are independent public accountants within the meaning of the 1933 Act and the applicable 1933 Act Regulations.

          (vii) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (viii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (ix) The Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (x) The Notes have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of the Indenture against payment of the consideration therefor specified in the Prospectus or agreed upon pursuant to the terms of this Agreement, the Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless or whether enforcement is considered in a proceeding in equity or at law); the Notes and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus; and the Notes will be entitled to the benefits provided by the Indenture.

          (xi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement, or the Indenture, or the transactions contemplated herein and therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the Prospectus, including routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the Rules and Regulations which have not been so filed.

          (xii) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, as amended (the "Articles of Incorporation"), or its Code of Regulations or bylaws, as the case may be (the "Code of Regulations"), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as has been obtained or as may be required under the 1933 Act, the 1934 Act, state securities or Blue Sky laws or real estate syndication laws in connection with the purchase and distribution of the Notes by the Agents.

          (xiii) The Company has full right, power and authority to enter into this Agreement, and this Agreement has been, and as of the applicable Representation Date will have been duly authorized, executed and delivered by the Company.

          (xiv) With respect to its taxable years ended December 31, 1994, and 1995 the Company has qualified as a Real Estate Investment Trust ("REIT") and with respect to its taxable years ending December 31, 1996 and thereafter, the Company has operated and will continue to operate so as to qualify as a Real Estate Investment Trust ("REIT"), and the Company intends to make a timely election to be taxed as a REIT with respect to its taxable year ending December 31, 1996.

          (xv) Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xvi) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them.

          (xvii) If applicable, the Notes have been approved for listing on the New York Stock Exchange.

          (xviii) (A) The Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the Properties (except with respect to the Properties in which the Company has a joint venture or partnership interest in which case, for purposes of this representation (xviii)(A), such joint venture or partnership shall be substituted for the Company), in each case free and clear of all liens, encumbrances, claims, security interests and defects (collectively, the "Defects"), other than those referred to in the Prospectus or in the title insurance obtained by the Company with respect thereto, provided, however, that none of such Defects render any of such titles unmarketable, or are material in amount; (B) the joint venture or partnership interests in the Properties referred to in the Registration Statement, are owned by the Company, free and clear of all liens, encumbrances, claims and security interests other than those referred to or incorporated by reference in the Prospectus or in the title insurance owned or obtained by such joint venture or partnership with respect to the Property owned by such joint venture or partnership; (C) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company and its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (D) neither the Company nor any of its subsidiaries is in default under any of the leases governing the Properties and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (E) each of the Properties complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (F) the Company does not have knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xix) The Company has title insurance on each of the Properties (except with respect to the Properties in which the Company has a joint venture or partnership interests) in an amount at least equal to the cost of acquisition of such Property; each of the joint ventures or partnerships owning the Properties in which the Company has a joint venture or partnership interest has title insurance on its respective property in an amount at least equal to the cost of acquisition of the interest by such joint venture or partnership.

          (xx) The mortgages and deeds of trust encumbering the Properties are not convertible and neither the Company nor any of its subsidiaries hold a participating interest therein and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned by the Company or its subsidiaries.

          (xxi) The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the Properties or of (b) any unlawful spills, release, discharges or disposal of Hazardous Materials that have occurred or are presently occurring from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. In connection with the construction on or operation and use of the Properties, the Company represents that, as of the date of this Agreement, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

          (xxii) Each of the documents pursuant to which the Company or its subsidiaries have accepted the assignment of, and assumed the obligations under, each of the agreements between the Department of Housing and Urban Development ("HUD") and the owner of a government-assisted property which provides for rent subsidies to be paid by HUD to such owner (the "HAP Contracts"), and the agreements between HUD and the owner of a property, the mortgage indebtedness of which is insured by HUD, pursuant to which certain aspects of the operations of such property are regulated (the "Regulatory Agreements"), has been duly authorized, executed and delivered by the parties thereto and constituted, at the time of execution and delivery, and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles. The execution, delivery and performance of the HAP Contracts and the Regulatory Agreements did not, at the time of such execution and delivery, and do not, constitute a breach of, or default under, the articles of incorporation, certificate of limited partnership, partnership agreement or code of regulations, as the case may be, of the Company or its subsidiaries, or to the best of the Company's knowledge, the charter or bylaws of any other party thereto or any material contract, lease or other instrument to which the Company or any of its subsidiaries, or to the best of the Company's knowledge, any party thereto is a party or by which any of them or any of their properties may be bound or any law, administrative regulation or administrative or court decree.

          (xxiii) Neither the Company nor any of its subsidiaries is in violation, or in default in the performance or observance of any material provision of any HAP Contract or Regulatory Agreement.

          (xxiv) The Senior Notes are rated not less than Baa3 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Corporation. The Subordinated Notes are rated not less than Ba1 by Moody's Investors Service, Inc. and BB+ by Standard & Poor's Corporation.

     (b) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Agents shall be deemed a representation and warranty by the Company, as the case may be, to each Agent participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the applicable Representation Date subsequent thereto.

     4. PURCHASES AS PRINCIPAL; SOLICITATIONS AS AGENT. (a) Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by one or more Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). An Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, comfort letter and opinions of counsel pursuant to Sections 5(k), 11(b), 11(c), and 11(d) hereof.

     (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Senior Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. The schedule of commissions payable in connection with sales of Senior Notes will also apply to sales of Subordinated Notes unless otherwise agreed to by the Company and the applicable Agent.

     (c) The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Company, the Agents and the Trustees (the "Procedures"). The Agents and the Company agree to perform, and the Company agrees to cause the Trustees to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

     5. COVENANTS AND AGREEMENTS OF THE COMPANY. The Company covenants with the Agents participating in the offering of Notes that:

     (a) The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or a change relating solely to securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, and will furnish to the Agents copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

     (c) The Company will deliver to the Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a

Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d) The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act not later than the close of business of the Commission on the first business day after the date on which such Pricing Supplement is first used.

     (e) Except as otherwise provided in subsection (l) of this Section 5, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in an Agent's capacity as agent and to cease sales of any Notes an Agent may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f) Except as otherwise provided in subsection (l) of this Section 5, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g) Except as otherwise provided in subsection (l) of this Section 5, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (i) The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

     (k) If specified by the applicable Agent or Agents in connection with a purchase of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

     (l) The Company shall not be required to comply with the provisions of subsections (e), (f) or (g) of this Section 5 for any period during which (i) the Agents have not agreed with the Company to solicit purchases of Notes in accordance with Section 2(d) or have suspended such solicitation and (ii) no Agent is holding any Notes purchased as principal pursuant hereto, until the time the Agents have agreed with the Company to solicit such purchases of the Notes or have resumed solicitation in accordance with Section 2(d) or an Agent shall subsequently purchase Notes from the Company as principal.

     (m) The Company will use its best efforts to meet the requirements to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code") for the taxable year in which sales of the Notes are to occur, unless otherwise specified in the Prospectus.

     6. PAYMENT OF EXPENSES. The Company will pay, directly or by reimbursement, all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto; (ii) the preparation, filing and reproduction of this Agreement; (iii) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of Notes in book-entry form;
(iv) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;
(v) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby; (vi) the qualification of the Notes under state securities laws in accordance with the provisions of Section 5(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey; (vii) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;
(viii) the preparation, reproduction and delivery to the Agents of copies of the Indenture and all supplements and amendments thereto; (ix) any fees charged by rating agencies for the rating of the Notes; (x) the fees and expenses incurred in connection with any listing of Notes on a securities exchange; (xi) the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.; (xii) any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and (xiii) the cost of providing any CUSIP or other identification numbers for the Notes.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Agent, and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Agent, directly or through you or any other Agent, specifically for use in the preparation thereof; provided, however, that the Company shall not be liable with respect to any claims made against any Agent or any such controlling person under this subsection unless such Agent or controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Agent or controlling person, but failure to notify the Company of any such claim shall not relieve either of them from any liability which they may have to such Agent or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and, if the Company elects to assume the defense, such defense shall be conducted by counsel reasonably acceptable to such Agent and chosen by the Company. In the event the Company elects to assume the defense of any such suit and retain such counsel, the Agent or Agents or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Agent or Agents or controlling person or persons and the Company and such Agent or Agents or controlling person or persons have been advised by counsel that one or more legal defenses may be available to it or to them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the fees and expenses of such counsel. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's written consent. The Company shall not, without the prior written consent of the applicable Agent or Agents, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7, unless such settlement, compromise or consent (i) includes an unconditional release of each such Agent from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Agent. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

     (b) Each Agent severally agrees to indemnify and hold harmless the Company, each of its directors, each of the Company's officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith), joint or several, as incurred, which may be based upon the 1933 Act, or any other statute or at common law, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Agent, directly or through you or any other Agent, specifically for use in the preparation thereof; provided, however, that an Agent shall not be liable with respect to any claims made against the Company or any person against whom the action is brought unless the Company or such person shall have notified such Agent in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person, but failure to notify such Agent of such claim shall not relieve it from any liability which it may have to the Company or such person otherwise than on account of its indemnity agreement contained in this paragraph. Such Agent shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Agent elects to assume the defense, such defense shall be conducted by counsel reasonably acceptable to the Company and chosen by such Agent. In the event that any Agent elects to assume the defense of any such suit and retain such counsel, the Company, said officer and directors and other Agent or Agents or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) such Agent shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any indemnified party and such Agent, and any such indemnified party has been advised by counsel that one or more legal defenses may be available to it which may not be available to such Agent, in which case such Agent shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Agent against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Agent's consent. No Agent against whom indemnity may be sought shall, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7, unless such settlement, compromise or consent (i) includes an unconditional release of the Company from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company. This indemnity agreement will be in addition to any liability which such Agent might otherwise have.

     (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party, as incurred, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through it and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations to contribute are several in proportion to their respective underwriting obligations and not joint.

     8. SURVIVAL OF INDEMNITIES, REPRESENTATION, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, and the Agents, as set forth in this Agreement or certificates of officers of the Company submitted pursuant hereto or thereto, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or any of their officers or directors or any controlling person, and shall survive delivery of and payment for the Notes.

     9. CONDITIONS OF AGENTS' OBLIGATIONS. The respective obligations of the Agents to purchase Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through an Agent as agent, are subject to the accuracy of the representations and warranties made herein by the Company, to the accuracy of the statements of the Company's officers or directors in any certificate furnished in connection therewith pursuant to the provisions hereof, to the performance and observance by the Company of all of its covenants and agreements herein contained and other provisions hereof to be satisfied in connection therewith, and to the following additional conditions:

     (a) On the date hereof, you shall have received from Price Waterhouse LLP a letter, dated as of the date hereof and in form and substance satisfactory to you, to the effect that:

               (i) they are independent accountants with respect to the Company, its subsidiaries and AEG within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company and AEG included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, and the related published rules and regulations; (iii) it is their opinion that the financial statements of the properties acquired or proposed to be acquired by the Company included in the Company's Form 8-K dated [ ] all of which are incorporated by reference in the Prospectus or Company's Registration Statement and covered by their opinions therein comply as to form with the applicable accounting requirements of the 1933 Act and the 1934 Act with respect to real estate operations acquired or to be acquired; (iv) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles, (B) the unaudited pro forma condensed financial statements included in the Company's aforementioned Forms 8-K do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, (C) the information included or incorporated by reference in the Registration Statement and the applicable Prospectus under the caption "Selected Consolidated Financial Data" did not conform in all material respects with the disclosure requirements of item 301 of Regulation S-K, or (D) at a specified date not more than three days prior to the date of such letter, there has been any change in the capital stock of the Company or in the consolidated long term debt of the Company or any decrease in the net assets of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, or decrease in consolidated net income or consolidated net income per share of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (b) On the date hereof, you shall have received from Baker & Hostetler LLP, counsel for the Company, an opinion, dated as of the date hereof, to the effect that:

               (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio.

               (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

               (iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property except where the failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (iv) If the Company has one or more significant subsidiaries, as defined in Rule 405 of the 1933 Act (each a "Significant Subsidiary"), each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (v) The Notes have been duly and validly authorized by all necessary corporate action and, when executed, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

               (vi) This Agreement has been duly authorized, executed and delivered by the Company.

               (vii) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) constitutes the valid and legally binding agreement of the Company, enforceable in accordance with its terms except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

               (viii) The Indenture has been duly qualified under the 1939 Act.

               (ix) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations; it being understood, however, that no opinion need be rendered with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee. If applicable, the Rule 434 Prospectus conforms to the requirements of Rule 434 of the 1933 Act Regulations in all material respects.

               (xi) Each document filed pursuant to the 1934 Act (other than the financial statements, schedules and other financial and statistical data included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

               (xii) Nothing has come to such counsel's attention that would lead it to believe that the Registration Statement or any amendment thereto (excluding the financial statements and financial schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the time it became effective or at the time an Annual Report on Form 10-K was filed by the Company with the Commission (whichever is later), or at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes by one or more Agents as principal pursuant to Section 11(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (excluding the financial statements and financial schedules included or incorporated by reference therein, as to which such counsel need express no belief), at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes by one or more Agents as principal pursuant to Section 11(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (xiii) To the best of their knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and, to the best of their knowledge, all pending legal or governmental proceedings to which the Company or its subsidiaries is a party or of which any of the property of the Company or its subsidiaries is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries considered as one enterprise.

               (xiv) To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and, to the best of their knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed which would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

               (xv) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement and the Indenture except such as may be required under the 1933 Act, the 1934 Act, and state securities laws or Blue Sky laws or real estate syndication laws; to the best of their knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (A) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which they may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach, default, creation or imposition would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (B) nor will such action result in violation of the provisions of the Articles of Incorporation or Code of Regulations of the Company or subsidiaries or any applicable law, administrative regulation or administrative or court order or decree.

               (xvi) Neither the Company nor any of its subsidiaries is required to be registered under the 1940 Act.

               (xvii) The information in the Prospectus, if applicable, under the captions "Certain Anti-Takeover Provisions of Ohio Law," "Certain Federal Income Tax Considerations" and "Federal Income Tax Considerations," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

               (xviii) The Company has qualified as a REIT for its taxable years ended December 31, 1994 and 1995, and the Company is organized and operates in a manner that will enable it to qualify to be taxed as a REIT under the Code for the taxable year ending December 31, 1996 and thereafter provided the Company continues to meet the asset composition, source of income, shareholder diversification, distributions, record keeping, and other requirements of the Code which are necessary for the Company to qualify as a REIT.

               (xix) With respect to each HAP Contract and Regulatory Agreement, the acceptance by the Company or its subsidiary of the assignment thereof, and the assumption of the obligations thereunder, did not, when the documents with respect thereto were executed and delivered, and do not constitute a breach of, or default under, the articles of incorporation, or other form of charter (or, in the case of subsidiaries that are not corporations, other organizational documents) of the Company or its subsidiaries, or to the best of such counsel's knowledge, any material contract, lease or other instrument of which such counsel has knowledge and to which any of the Company or its subsidiaries is a party or by which any of them or any of their properties may be bound.

               (xx) To the best of such counsel's knowledge neither the Company nor any of its subsidiaries is in violation, or in default in the performance or observance of any material provision of any HAP Contract or Regulatory Agreement.

     (c) On the date hereof, you shall have received from Brown & Wood LLP, counsel for the Agents, their opinion or opinions dated as of the date hereof with respect to the matters set forth in (i) (as it pertains to the Company),
(v) to (x), inclusive, and (xii) of subsection (b) of this Section 9, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     In giving their opinion, Brown & Wood LLP may rely as to matters involving the laws of the State of Ohio upon the opinion of Baker & Hostetler LLP. Baker & Hostetler LLP and Brown & Wood LLP may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.

     (d) At the date hereof, the Agents shall have received a certificate of the President and the Chief Financial Officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or since the date of the applicable agreement by one or more Agents to purchase Notes as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company contained in Section 3 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate. As used in this Section 9(d), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the Notes.

     (e) On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 5(h) hereof, the provision concerning payment of expenses under Section 6 hereof, the indemnity and contribution agreement set forth in Section 7 hereof, the provisions concerning the survival of indemnities, representations, warranties, etc. of Section 8 hereof, the provision relating to successors set forth in Section 14, and the provision relating to applicable law set forth in
Section 15 hereof shall remain in effect.

     10. DELIVERY OF AND PAYMENT FOR NOTES SOLD THROUGH AN AGENT. Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

     11. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees with the Agents that:

     (a) Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents in connection therewith pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or similar changes, and other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of securities other than the Notes), (iii) (if required in connection with the purchase of Notes by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished to the Agent(s) forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 9(d) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 9(d) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

     (c) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or similar changes or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agents shall otherwise specify),
(iii) (if required in connection with the purchase of Notes by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company shall furnish or cause to be furnished forthwith to the Agent(s) and to counsel to the Agents the written opinions of Baker & Hostetler LLP, counsel to the Company, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent(s), of the same tenor as the opinion referred to in Section 9(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agent(s) with a letter substantially to the effect that the Agent(s) may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); PROVIDED, HOWEVER, that counsel need not render the opinion required under
Section 9(b)(xviii) upon the filing of any Quarterly Report on Form 10-Q which does not include information relating to such tax matters, unless the Agents shall otherwise specify.

     (d) Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, or (iii) (if required in connection with the purchase of Notes by one or more Agents as principal) the Company sells Notes to such Agent or Agents as principal, the Company shall cause Price Waterhouse LLP to furnish to the Agent(s) a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agent(s), of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 9(a) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and of the same general tenor as the portions of the letter referred to in clauses (iv) and (v) of said
Section 9(a) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

     12. TERMINATION. (a) This Agreement (excluding any agreement hereunder by one or more Agents to purchase Notes as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 10 days' written notice of such termination to the other party hereto.

     (b) The applicable Agent or Agents may terminate any agreement hereunder by such Agent or Agents to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent or Agents, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the applicable Agent or Agents for use in confirming sales of the related Notes.

     (c) In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of
Section 4(b) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 5 and 11 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 5(h) hereof, the provisions of Section 6 hereof, the indemnity and contribution agreements set forth in
Section 7 hereof, and the provisions of Sections 8, 14 and 15 hereof shall remain in effect.

     13. NOTICES. All communications hereunder shall be in writing and shall be mailed, delivered or telecopied and confirmed, and any such notice shall be effective when received at the address specified below:

         If to the Company:

                  Associated Estates Realty Corporation
                  5025 Swetland Court
                  Richmond Heights, OH  44143
                  Attention:  Jeffrey I. Friedman
                              President and Chief Executive Officer
                  Telecopy No.:   216-289-6400

         If to the Agents:

                  Dean Witter Reynolds Inc.
                  Two World Trade Center
                  65th Floor
                  New York, New York  10048
                  Attention:  W. Blake Baird
                              Managing Director
                  Telecopy No.:   212-392-8719

                  Alex. Brown & Sons Incorporated
                  135 Baltimore Street
                  Baltimore, Maryland  21202
                  Attention:  Francis Jamison
                  Telecopy No.:   410-783-3083


                  First Chicago Capital Markets, Inc.
                  One First National Plaza, Suite 0030
                  Chicago, Illinois  60670
                  Attention:  Chief Credit Officer
                  Telecopy No.:   312-732-4172

                  Lehman Brothers Inc.
                  3 World Financial Center
                  12th Floor
                  New York, New York 10285-1200
                  Attention: ___________________________________
                  Telecopy No.:   212-528-1718

                  J.P. Morgan Securities, Inc.
                  60 Wall Street
                  3rd Floor
                  New York, New York  100260
                  Attention: Medium-Term Note Desk
                  Telecopy No.:   212-648-5939

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  2nd Floor
                  New York, New York  10036
                  Attention:  Manager - Continuously Offered Products
                  Telecopy No.:   212-761-0780

         With a copy to:

                  Morgan Stanley & Co. Incorporated
                  1585 Broadway
                  34th Floor
                  New York, New York  10036
                  Attention:  Peter Cooper, Investment Banking
                              Information Center
                  Telephone No.:  212-761-8385
                  Telecopy No.:   212-761-0260


     14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon you and the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company, contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the 1933 Act, and the indemnities given by the several Agents shall also be for the benefit of each director of the Company, each of the Company's officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Specified times of day refer to New York City time.

     16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                      Very truly yours,

                                      ASSOCIATED ESTATES REALTY
                                       CORPORATION


                                      By: ___________________________
                                          Name:
                                          Title:

Accepted and delivered,
 as of the date first above written:

DEAN WITTER REYNOLDS INC.


By: _________________________
    Name:
    Title:

ALEX. BROWN & SONS INCORPORATED


By: __________________________
    Name:
    Title:

FIRST CHICAGO CAPITAL MARKETS, INC.


By: __________________________
    Name:
    Title:

LEHMAN BROTHERS INC.


By: __________________________
    Name:
    Title:

J.P. MORGAN SECURITIES INC.


By: __________________________
    Name:
    Title:

MORGAN STANLEY & CO. INCORPORATED


By: __________________________
    Name:
    Title:

                                                                     EXHIBIT A


     The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

     Principal Amount:  $__________
          (or principal amount of foreign currency or composite currency)

     Senior or Subordinated Rank:

     Interest Rate:
          If Fixed Rate Note, Interest Rate:

          If Floating Rate Note:
               Interest Rate Basis:
               Initial Interest Rate, if any:
               Spread and/or Spread Multiplier, if any:
               Interest Reset Date(s):
               Interest Payment Date(s):
               Index Maturity:
               Maximum Interest Rate, if any:
               Minimum Interest Rate, if any:
               Fixed Rate Commencement Date:
               Fixed Interest Rate:
               Calculation Agent:

     If Redeemable:
          Initial Redemption Date:
          Initial Redemption Percentage:
          Annual Redemption Percentage Reduction, if any:
     If Repayable:
          Optional Repayment Date(s):

     Stated Maturity Date:
     Purchase Price:  ____%, plus accrued interest, if any, from
        _______________________
     Settlement Date and Time:
     Specified Currency:
     Authorized Denominations:
     Additional/Other Terms:

Also, in connection with the purchase of Notes by one or more Agents as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 11(b) of the Distribution
          Agreement.
     Legal Opinions pursuant to Section 11(c) of the Distribution
          Agreement.

     Comfort  Letter pursuant to Section 11(d) of the Distribution
          Agreement.
     Stand-off Agreement pursuant to Section 5(k) of the Distribution
          Agreement.

                                   SCHEDULE A


     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Senior Note equal to the principal amount of such Senior Note multiplied by the appropriate percentage set forth below (the commission payable with respect to sales of Senior Notes will also apply to sales of Subordinated Notes unless otherwise agreed by the Company and the applicable Agent):

                                                                    PERCENT OF
                                                                    PRINCIPAL
MATURITY RANGES                                                       AMOUNT
---------------                                                     ----------

From 9 months to less than 1 year .............................       .125%

From 1 year to less than 18 months ............................       .150

From 18 months to less than 2 years ...........................       .200

From 2 years to less than 3 years .............................       .250

From 3 years to less than 4 years .............................       .350

From 4 years to less than 5 years .............................       .450

From 5 years to less than 6 years .............................       .500

From 6 years to less than 7 years .............................       .550

From 7 years to less than 10 years ............................       .600

From 10 years to less than 15 years ...........................       .625

From 15 years to less than 20 years ...........................       .700

From 20 years to 30 years .....................................       .750

Greater than 30 years .........................................         *

--------------
*  As agreed to by the Company and the applicable Agent at the time of sale.

